Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kontoor Brands 401(k) Savings Plan
Greensboro, North Carolina
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231627) of Kontoor Brands, Inc. of our report dated June 22, 2020, relating to the financial statements and supplemental schedules of Kontoor Brands 401(k) Savings Plan which appear in this Form 11-K for the period from May 22, 2019 to December 31, 2019.

/s/ BDO
BDO USA, LLP
Charlotte, North Carolina
June 22, 2020